Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Cybershop.com, Inc. (formerly known as Cybershop International, Inc.):

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 16, 1999 included in Cybershop International, Inc.'s Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.

                                                        ARTHUR ANDERSEN LLP

Roseland, New Jersey
October 5, 1999